Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Capital-Force ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
27441 Tourney Road, Ste. 260 Valencia, CA	91355
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $.01 par value per share, of CapForce IBD® 50 ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.-- ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.-- ☐

Securities Act registration statement file number to which this form relates: 333-292887

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”), of the CapForce IBD® 50 ETF (the “Fund”), a series of the Capital-Force ETF Trust (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by NYSE Arca, Inc. A description of the Shares is contained in the Fund’s prospectus, which is a part of the Trust’s Registration Statement on Form N-1A (Registration Nos. 333-292870 and 811-24156), filed with the Securities and Exchange Commission on January 22, 2026. Such description is incorporated by reference herein.

Item 2.	Exhibits

1.       Registrant’s Certificate of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-292887) filed on January 22, 2026.

2.       Registrant’s Agreement and Declaration of Trust, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-292887) filed on January 22, 2026.

3.       By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form N-1A (File No. 333-292887) filed on January 22, 2026.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Capital-Force ETF Trust

By:	/s/ Mark MacArthur
Name: Mark MacArthur
Title: Trustee, President and Chief Executive Officer

April 17, 2026

Exhibit 1

Fund	I.R.S. Employer Identification No.
CapForce IBD® 50 ETF	41-3708292